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                                    EXHIBIT 1


                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons listed below on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common stock, par value $.01 per share, of Wyndham International, Inc., a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the 12th day of July, 1999.

                                          THE BONNYBROOK TRUST


                                          By:  /s/  J. Robert Casey
                                               -----------------------------
                                               Name:  J. Robert Casey
                                               Title: Trustee


                                          THE FRANKLIN TRUST


                                          By:  /s/  J. Robert Casey
                                               -----------------------------
                                               Name:  J. Robert Casey
                                               Title: Trustee


                                          THE DARTMOUTH TRUST


                                          By:  /s/  Norman B. Leventhal
                                               -----------------------------
                                               Name:  Norman B. Leventhal
                                               Title: Trustee


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